Exhibit 99.2

The following unaudited pro forma condensed financial statements for the year ended December 31, 2008 was prepared under Generally Accepted Accounting Principles and as if the acquisition had occurred on January 1, 2008. The pro forma information may not be indicative of the results that actually would have occurred if the acquisition had been in effect from and on the dates indicated.

China Biologic Products, Inc.
Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2008
Unaudited

		Dalin Biologic
	China Biologic	Technologies	Pro Forma		Pro Forma
	Products, Inc.	Co., Ltd	Adjustments		Consolidated

CURRENT ASSETS:
Cash	$8,814,616	11,954,266	-		$20,768,882
Accounts receivable	313,087	399,647	-		712,734
Other receivables & deferred expense	356,957	470,129	-		827,086
Dividends receivable	147,256	-	-		147,256
Inventories	14,949,196	8,269,691	-		23,218,887
Prepayment	614,704	458,416	-		1,073,120
Total current assets	25,195,816	21,552,149	-		46,747,965

PLANT AND EQUIPMENT, net	19,299,364	6,055,897	1,746,745	a	27,102,006

OTHER ASSETS:
Long term prepayment	955,874	3,060,302	-		4,016,176
Investment in unconsolidated affiliate	6,533,977	-	-		6,533,977
Refundable deposit for potential acquisition	14,181,800	-	-14,181,800	b	-
Intangible assets	1,002,561	1,727,934	15,267,283	a	17,997,778
Goodwill	-	-	12,787,726	a	12,787,726
Total other assets	22,674,212	4,788,236	13,873,209		41,335,657

Total assets	$67,169,392	32,396,282	15,619,954		$115,185,628

CURRENT LIABILITIES:
Accounts payable	$2,481,889	1,278,457	-		$3,760,346
Short term loans - bank	802,617	2,539,509	-		3,342,126
Other payables and accrued liabilities	3,964,614	10,537,311	-		14,501,925
Distribution payable to minority shareholder	3,252,354	-	-		3,252,354
Customer deposits	1,091,792	2,501,848	-		3,593,640
Investment payable	3,275,501	-	13,201,589	c	16,477,090
Taxes payable	4,060,010	2,139,064	-		6,199,073
Total current liabilities	18,928,777	18,996,189	13,201,589		51,126,554

Long term loan-bank	5,868,000	2,934,000	-		8,802,000
Non-current other payable - land use right	323,707	-	-		323,707
Total long term liabilities	6,191,707	2,934,000	-		9,125,707

Total liabilities	25,120,484	21,930,189	13,201,589		60,252,261

MINORITY INTEREST	4,211,794	8,646,969	5,082,657	d	17,941,420

SHAREHOLDERS' EQUITY:
Common stock	2,143	-	-		2,143
Paid-in-capital	10,700,032	605,000	-605,000	a	10,700,032
Stockholder receivable	-	-4,467,015	-		-4,467,015
Retained earnings	15,392,253	4,062,391	-1,882,461	a	17,572,183
Statutory reserves	6,989,801	1,505,911	-		8,495,712
Accumulated other comprehensive income	4,752,885	112,837	-176,831	a	4,688,892
Total shareholders' equity	37,837,114	1,819,124	-2,664,292		36,991,947

Total liabilities and shareholders' equity	$67,169,392	32,396,282	15,619,954		$115,185,628

China Biologic Products, Inc.
Pro Forma Condensed Consolidated Income Statement
For the Year Ended December 31, 2008
Unaudited
		Dalin Biologic
	China Biologic	Technologies	Pro Forma		Pro Forma
	Products	Co., Ltd	Adjustments		Consolidated

REVENUES	$46,751,160	33,192,125	-		$79,943,285

COST OF SALES	14,040,602	11,503,282			25,543,884

GROSS PROFIT	32,710,558	21,688,843	-		54,399,401

TOTAL OPERATING EXPENSES	12,374,787	4,357,137	3,327,981	e	20,059,905

INCOME FROM OPERATIONS	20,335,771	17,331,706	-3,327,981		34,339,496

TOTAL OTHER EXPENSES	449,656	408,072	-		857,728

INCOME BEFORE PROVISION FOR INCOME TAXES
AND MINORITY INTEREST	19,886,115	16,923,634	-3,327,981		33,481,768

PROVISION FOR INCOME TAXES	4,596,603	2,684,200	-		7,280,803

NET INCOME BEFORE MINORITY INTEREST	15,289,512	14,239,434	-3,327,981		26,200,965

LESS MINORITY INTEREST	3,303,841	6,751,133	-1,031,433	d	9,023,541

NET INCOME	11,985,671	7,488,301	-2,296,548		17,177,424

FOREIGN CURRENCY TRANSLATION GAIN	2,144,091	280,807	176,831	a	2,601,729

OTHER COMPREHENSIVE INCOME	$14,129,762	7,769,108	-2,119,717		$19,779,153

a

This adjustment represents the $50.4 million fair value of the acquired assets of Dalin based on an evaluation by an independent appraisal and the final asset evaluation by the management. The excess of the cost of an acquired entity over the net of the amounts assigned to assets acquired and liabilities assumed shall be recognized as goodwill. As a result, the $12.8 million of goodwill was due to the acquisition purchase price over the fair value of the assets acquired. The book value of assets acquired are recorded at fair value.

b

This represents payment for the acquisition which is eliminated upon consolidation.

c

This represents investment payable to original shareholders of Dalin.

d

This represents Dalin's minority interest as a result of the combination.

e

This represents adjustments to record additional depreciation and amortization of assets being recorded at fair value.